UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2014

WALLY WORLD MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-185694	45-5370930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Church Street New Brunswick, NJ 08901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 732-246-0439

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2014 (the “Closing Date”), the Company closed a financing transaction by entering into a Securities Purchase Agreement dated October 23, 2014 (the “Securities Purchase Agreement”) with certain funds and investors signatory to such Securities Purchase Agreement (the “Purchasers”) for an aggregate subscription amount of $160,000 (the “Purchase Price”). Pursuant to the Securities Purchase Agreement, the Company issued the following to the Purchasers: (i) 10% Convertible Promissory Notes with an aggregate principal amount of $160,000 (the “Notes”), (ii) Class A Warrants to purchase an aggregate of 4,266,667 shares of the Company’s common stock, par value $0.01 per share, for an exercise price of $0.05 per share for a period of five (5) years from the effective date of the registration statement (the “Class A Warrants”), and (iii) Class B Warrants to purchase an aggregate of 4,266,667 shares of the Company’s common stock, par value $0.01 per share, for an exercise price of $0.25 per share for a period of five (5) years from the effective date of the registration statement (the “Class B Warrants”, and together with the Class A Warrants, the “Warrants”).

The terms of the Notes and the Warrants are as follows:

10% Convertible Promissory Notes

The total principal amount of the Notes are $160,000. The Notes accrue interest at a rate equal to 10% per annum and have a maturity date of April 23, 2015. The Notes are convertible any time after the issuance date of the Notes. The Purchasers have the right to convert the Notes into shares of the Company’s common stock at a conversion price equal to the lessor of (i) $0.0375, and (ii) 75% of the lowest closing bid price for the 20 consecutive trading days preceding a Conversion Date, subject to standard adjustments. The Notes can be redeemed under certain conditions and the Company can force the conversion of the Notes in the event certain equity conditions are met.

In the event of default, the Purchasers have the right to require the Company to repay in cash all or a portion of the Notes at a price equal to 115% of the aggregate principal amount of the Notes plus all accrued but unpaid interest.

Warrants

The Warrants are exercisable in whole or in part, at an initial exercise price per share of $0.05 for the Class A Warrants and $0.25 for the Class B Warrants, subject to adjustment. The exercise price and number of shares of the Company’s common stock issuable under the Warrants (the “Warrant Shares”) are subject to adjustments for stock dividends, splits, combinations, subsequent rights offerings, pro rata distributions and any issuance of securities below the exercise price of the Warrants. Any adjustment to the exercise price shall similarly cause the number of warrant shares to be adjusted so that the total value of the Warrants may increase.

The foregoing description of the terms of the Securities Purchase Agreement, the Notes, and the Warrants do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements forms of which are filed as exhibits 10.1, 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

On October 23, 2014, we issued and sold an aggregate of $160,000 of 10% Convertible Promissory Notes and Warrants to purchase an aggregate of 4,266,667 shares of common stock to certain investors signatory to the Securities Purchase Agreement for a total subscription amount of $160,000.

The Company issued the Notes and Warrants in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Rule 506(b) of Regulation D. The Company’s reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by the Company which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; and (d) the negotiations for the sale of the stock took place directly between the offerees and the Company.

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Item 9.01 Financial Statements and Exhibits,

Exhibit Number	Description

4.1	Form of 10% Senior Convertible Note
4.2	Form of Class A Warrant to Purchase Common Stock
4.3	Form of Class B Warrant to Purchase Common Stock
10.1	Form of Securities Purchase Agreement, dated October 23, 2014, by and between Wally World Media, Inc. and certain investors

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SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2014	WALLY WORLD MEDIA, INC.

	By:	/s/ Darin Myman
Darin Myman Chief Executive Officer (Duly Authorized and Principal Executive Officer)

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